EXHIBIT 10.21

                     J Net Ventures I LLC

                      OPERATING AGREEMENT


























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                              TABLE OF CONTENTS

                                                                          Page

ARTICLE ONE Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE TWO Organization . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        2.1  Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        2.2  Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        2.3  Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        2.4  Restrictions on Investments . . . . . . . . . . . . . . . . . . 7
        2.5  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        2.6  Office and Agent. . . . . . . . . . . . . . . . . . . . . . . . 7
        2.7  Creation of Series of Fund Interests. . . . . . . . . . . . . . 7
        2.8  Investments by Series A Fund in Series B Portfolio Companies. . 8

ARTICLE THREE  Members . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        3.1  Members; Percentage Interests . . . . . . . . . . . . . . . . . 9
        3.2  Admission of Additional Members . . . . . . . . . . . . . . . . 9
        3.3  Limited Liability . . . . . . . . . . . . . . . . . . . . . . . 9
        3.4  Membership Certificate. . . . . . . . . . . . . . . . . . . . . 9
        3.5  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . 9
        3.6  Meeting of the Members. . . . . . . . . . . . . . . . . . . . . 9
        3.7  Members Are Not Agents. . . . . . . . . . . . . . . . . . . . .10
        3.8  Resignation and Withdrawal of Members . . . . . . . . . . . . .10
        3.9  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .10
        3.10 Competing Activities. . . . . . . . . . . . . . . . . . . . . .11

ARTICLE FOUR  Management and Control of the Fund . . . . . . . . . . . . . .12
        4.1  Management of the Fund by Manager . . . . . . . . . . . . . . .12
        4.2  Advisory Board. . . . . . . . . . . . . . . . . . . . . . . . .12
        4.3  Limited Liability . . . . . . . . . . . . . . . . . . . . . . .12
        4.4  Management Compensation . . . . . . . . . . . . . . . . . . . .13
        4.5  Assignment of Manager's Interest; Resignation of Manager;
             Removal of Manager. . . . . . . . . . . . . . . . . . . . . . .13
        4.6  Performance of Duties; Liability of Manager . . . . . . . . . .13
        4.7  Liability of Manager Limited to Manager's Assets. . . . . . . .13
        4.8  Expenses of the Fund. . . . . . . . . . . . . . . . . . . . . .13

ARTICLE FIVE Capital Contributions . . . . . . . . . . . . . . . . . . . . .16
        5.1  Capital Contributions . . . . . . . . . . . . . . . . . . . . .16
        5.2  Additional Capital Contributions. . . . . . . . . . . . . . . .16
        5.3  Withdrawal or Reduction of Capital Contributions. . . . . . . .16
        5.4  No Interest Payable on Capital Contributions. . . . . . . . . .17
        5.5  Capital Accounts. . . . . . . . . . . . . . . . . . . . . . . .17
        5.6  Minimum Capital Contribution of Manager . . . . . . . . . . . .18

ARTICLE SIX  Distributions . . . . . . . . . . . . . . . . . . . . . . . . .19
        6.1  Distributions . . . . . . . . . . . . . . . . . . . . . . . . .19
        6.2  Form of Distributions . . . . . . . . . . . . . . . . . . . . .21
        6.3  Restriction on Distributions. . . . . . . . . . . . . . . . . .21
        6.4  Return of Distributions . . . . . . . . . . . . . . . . . . . .21
        6.5  Withholding from Distributions. . . . . . . . . . . . . . . . .21

ARTICLE SEVEN  Allocations . . . . . . . . . . . . . . . . . . . . . . . . .22
        7.1  Allocations of Net Income and Net Losses. . . . . . . . . . . .22
        7.2  Regulatory Allocations. . . . . . . . . . . . . . . . . . . . .23
        7.3  Code Section 704(c) Allocations . . . . . . . . . . . . . . . .25
        7.4  Other Allocation Rules. . . . . . . . . . . . . . . . . . . . .25
        7.5  Allocation of Net Income and Losses and Distributions
             in Respect of a Transferred Interest. . . . . . . . . . . . . .25
        7.6  Obligations of Members to Report Allocations. . . . . . . . . .26

ARTICLE EIGHT  Transfer and Assignment of Interests. . . . . . . . . . . . .26
        8.1  Transfer and Assignment of Interests. . . . . . . . . . . . . .26
        8.2  Further Restrictions on Transfer of Interests . . . . . . . . .26
        8.3  Permitted Transfers . . . . . . . . . . . . . . . . . . . . . .27
        8.4  Substitution of Members . . . . . . . . . . . . . . . . . . . .27
        8.5  Effective Date of Permitted Transfers . . . . . . . . . . . . .27
        8.6  Rights of Legal Representatives . . . . . . . . . . . . . . . .27
        8.7  No Effect to Transfers in Violation of Agreement. . . . . . . .28
        8.8  Involuntary Transfers . . . . . . . . . . . . . . . . . . . . .28

ARTICLE NINE  Dissolution and Liquidation. . . . . . . . . . . . . . . . . .28
        9.1  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . .28
        9.2  Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . .29
        9.3  Cancellation of Certificate of the Fund . . . . . . . . . . . .29

ARTICLE TEN  Records and Accounting; Fiscal Affairs. . . . . . . . . . . . .30
       10.1  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . .30
       10.2  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . .30
       10.3  Books and Records . . . . . . . . . . . . . . . . . . . . . . .30
       10.4  Tax Returns; Elections. . . . . . . . . . . . . . . . . . . . .30
       10.5  Tax Matters Member. . . . . . . . . . . . . . . . . . . . . . .31

ARTICLE ELEVEN  Indemnification and Insurance. . . . . . . . . . . . . . . .31
       11.1  Right to Indemnification. . . . . . . . . . . . . . . . . . . .31
       11.2  Limited Liability Members . . . . . . . . . . . . . . . . . . .32
       11.3  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . .32
       11.4  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .33

ARTICLE TWELVE  Investment Representations . . . . . . . . . . . . . . . . .33
       12.1  Pre-existing Relationship or Experience . . . . . . . . . . . .33
       12.2  No Advertising. . . . . . . . . . . . . . . . . . . . . . . . .33
       12.3  Investment Intent . . . . . . . . . . . . . . . . . . . . . . .33
       12.4  Accredited Investor . . . . . . . . . . . . . . . . . . . . . .33
       12.5  Treatment of Fund as Partnership. . . . . . . . . . . . . . . .33
       12.6  Economic Risk . . . . . . . . . . . . . . . . . . . . . . . . .34
       12.7  No Registration of Membership Interest. . . . . . . . . . . . .34
       12.8  Membership Interest in Restricted Security. . . . . . . . . . .34
       12.9  No Disposition in Violation of Law. . . . . . . . . . . . . . .34
       12.10 Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
       12.11 Investment Risk . . . . . . . . . . . . . . . . . . . . . . . .35
       12.12 Investment Experience . . . . . . . . . . . . . . . . . . . . .35
       12.13 Absence of Market . . . . . . . . . . . . . . . . . . . . . . .35
       12.14 Information Reviewed. . . . . . . . . . . . . . . . . . . . . .36
       12.15 No Representations By Fund  . . . . . . . . . . . . . . . . . .36
       12.16 Consultation with an Attorney . . . . . . . . . . . . . . . . .36
       12.17 Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . .36
       12.18 No Assurance of Tax Benefits  . . . . . . . . . . . . . . . . .36

ARTICLE THIRTEENMiscellaneous. . . . . . . . . . . . . . . . . . . . . . . .37
       13.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
       13.2  Separability. . . . . . . . . . . . . . . . . . . . . . . . . .37
       13.3  Interpretation; Jurisdiction. . . . . . . . . . . . . . . . . .37
       13.4  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .37
       13.5  Counterparts; Effective Date. . . . . . . . . . . . . . . . . .38
       13.6  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . .38
       13.7  Further Assurances. . . . . . . . . . . . . . . . . . . . . . .38
       13.8  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
       13.9  Additional Remedies . . . . . . . . . . . . . . . . . . . . . .38
       13.10 No Reliance by Third Parties . . . . . . . . . . . . . . . . . 38

    Exhibits and Schedules

EXHIBIT A    -     Amended and Restated Certificate of Formation
SCHEDULE A   -     Members

                            J Net Ventures I LLC
                             OPERATING AGREEMENT


        This OPERATING AGREEMENT (the "Agreement"), dated as of _______,
2000 is by and among J Net Venture Partners, LLC, a limited liability company organized under the laws of the State of Delaware, and each of the persons listed on the signature pages hereof.

                             W I T N E S S E T H:

        WHEREAS, the Amended and Restated Certificate of Formation for J
Net Ventures I LLC (the "Fund"), a limited liability company organized under the laws of the State of Delaware, was filed with the Secretary of State of Delaware on June 21, 2000; and

        WHEREAS, the parties to this Agreement (individually referred to as a "Member" and collectively as the "Members") desire to adopt and approve an operating agreement for the Fund;

        NOW, THEREFORE, the Members hereby agree as follows:


                                  ARTICLE ONE
                                  Definitions

             1.1 The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.

                  1.1.1 "Act" shall mean the Limited Liability Company Act, Title 6 of the Delaware Code, Subchapter I, Section 18-101, et. seq., as it may be amended from time to time, and any successor to said law.

                  1.1.2     "Advisory Board" shall have the meaning set forth in
Section 4.2.1.

                  1.1.3 "Affiliate" shall mean with respect to any Member or Manager, (i) a Person that directly or indirectly, through one or more intermediaries, has control of, is controlled by, or is under common control with, such Member or Manager, or (ii) a Member's or Manager's spouse, child, parent, grandparent, or grandchild or trust for the benefit of such person or persons. For these purposes, control means the possession, directly or indirectly, of the power to direct or cause the direction of the management of any Person whether through the ownership of voting securities, by contract, as an officer or director of such Person, or otherwise.

                  1.1.4 "Amended and Restated Certificate of Formation" shall mean the Fund's Amended and Restated Certificate of Formation as filed with the Secretary of State, as it may be amended, supplemented, or restated from time to time.

                  1.1.5 "Capital Account" shall mean with respect to the Manager and any Member, the Capital Account that the Fund establishes and maintains for the Manager or any Member pursuant to Section 5.5.

                  1.1.6     "Capital Call" shall have the meaning set forth in
Section 5.1.

                  1.1.7 "Capital Call Date" shall have the meaning set forth in Section 5.1.

                  1.1.8 "Capital Commitment" shall have the meaning set forth in Section 5.1.

                  1.1.9 "Capital Contribution" shall mean with respect to the Series A Fund, the amount of cash each Member contributed to the Series A Fund, and with respect to the Series B Fund, the amount of cash each Member contributed to the Series B Fund, as the case may be, and in the case of all the all Series A Fund Members, the aggregate of all such Capital Contributions made to the Series A Fund and in the case of all Series B Fund Members, the aggregate of all such Capital Contributions made to the Series B Fund.

                  1.1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of any succeeding law).

                  1.1.11    "Disposition" shall have the meaning set forth in
Section 6.1.1.

                  1.1.12 "Economic Assignee" shall have the meaning set forth in Section 8.3.

                  1.1.13 "Economic Interest" shall mean a Member's Capital Account and the right to receive distributions of the Fund's assets, distribution of cash, and allocations of income, gain, loss, deduction, credit and similar items from the Fund pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Fund, or any right to information concerning the business and affairs of the Fund other than tax reporting information related to such Economic Interest.

                  1.1.14 "Fund" shall have the meaning set forth in the preamble to this Agreement and shall consist of the Series A Fund and the Series B Fund

                  1.1.15 "Fund Percentage Interest" shall mean, with respect to a Member, a fraction (expressed as a percentage) (x) the numerator of which shall equal the sum of all of such Member's Capital Contributions to the Fund as of such date, and (y) the denominator of which shall equal the sum of all Capital Contributions to the Fund made by all Members as of such date, as same may be adjusted pursuant to this Agreement.

                  1.1.16 "Gilbert Investors" shall mean (i) Gilbert Global Equity Partners L.P., (ii) Gilbert Global Equity Partners (Bermuda, L.P.), and (iii) GGEP/GECC Equity Partners, L.P., each of which is a Member of the Fund.

                  1.1.17 "Gross Asset Value" shall mean with respect to an asset of the Series A Fund or the Series B Fund the adjusted basis for federal income tax purposes of such asset, except that the Gross Asset Value of each such asset shall be adjusted to equal its gross fair market value at the time of any of the events described in Section 5.5.3.

                  1.1.18 "Indemnified Person" shall have the meaning set forth in Section 11.1.

                  1.1.19 "Internal Rate of Return" shall have the meaning set forth in Section 6.1.3.

                  1.1.20 "Manager" shall mean J Net Venture Partners, LLC, a limited liability company.

                  1.1.21 "Marketable Securities" shall mean securities listed on a national or regional stock exchange or quoted on the NASDAQ system, including the over-the-counter bulletin board.

                  1.1.22 "Member" or "Members" shall mean the Manager and those Members who have acquired Membership Interests, as listed on Schedule A, which list may be amended from time to time.

                  1.1.23 "Membership Interest" shall mean all of a Member's rights in the Fund at any particular time.

                  1.1.24 "Net Income" or "Net Loss" shall be computed separately for Series A Fund Portfolio Companies and Series B Fund Portfolio Companies and shall mean with respect to each fiscal year or other period, an amount equal to the portion of the Fund's Taxable Income or Taxable Loss allocable to Series A Fund Portfolio Companies or Series B Fund Portfolio Companies, as the case may be, for such year or period, together with the following adjustments:

                       any income of the Fund that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such Taxable Income or Taxable Loss;

                       any expenditures of the Fund described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such Taxable Income or Taxable Loss in the year paid, and shall not be taken into account in any other year; and
                       in the event the Gross Asset Value of any Fund asset is adjusted pursuant to Section 5.5.3, the amount of such adjustment shall be taken into account as a gain or loss on disposition of such asset immediately prior to the event causing the adjustment for purposes of computing Net
Income and Net Loss;

                       with respect to each Fund asset the Gross Asset Value of which differs from its adjusted federal income tax basis, any gain or loss resulting from any disposition of such asset shall be computed by reference to its Gross Asset Value, rather than its adjusted federal income tax basis;

                       notwithstanding any other provision of this definition of Net Income and Net Loss, any items comprising the Fund's Net Income or Net
Loss that are allocated pursuant to Section 7.2 shall not be taken into account in computing Net Income or Net Loss.

                  1.1.25 "Percentage Interest" shall mean, with respect to a Member, a fraction (expressed as a percentage and calculated separately for each Sub-Fund) (x) the numerator of which shall equal the sum of all Capital Contributions to a Sub-Fund made by such Member as of such date, and (y) the denominator of which shall equal the sum of all Capital Contributions to such Sub-Fund made by all Members as of such date, as same may be adjusted pursuant to this Agreement. A separate Percentage Interest shall be calculated with respect to each Series B Fund Portfolio Company for each Series B Fund Member equal to (i) the Capital Contribution of such Series B Fund Member with respect to such Series B Fund Portfolio Company, divided by
(ii) the Capital Contributions of all Series B Fund Members with respect to such Series B Fund Portfolio Company.

                  1.1.26 "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, association, trust or other entity.

                  1.1.27 "Portfolio Company" shall mean a Person in which the Series A Fund invests and/or the Series B Fund invests (i.e., a Series A Fund Portfolio Company or a Series B Fund Portfolio Company).

                  1.1.28 "Regulations" shall, unless the context indicates otherwise, mean the income tax regulations in force as final or temporary promulgated under the Code, as such regulations may be amended from time to time, including corresponding provisions of any succeeding regulations.

                  1.1.29 "Secretary of State" shall mean the Secretary of State of Delaware.

                  1.1.30    "Series A Fund" shall have the meaning set forth in
Section 2.7.1.
                  1.1.31 "Series A Fund Member" shall mean a Member that has a Membership Interest in the Series A Fund.

                  1.1.32 "Series A Fund Portfolio Company" shall mean a Person in which the Series A Fund invests pursuant to this Agreement.

                  1.1.33    "Series B Fund" shall have the meaning set forth in
Section 2.7.1.

                  1.1.34 "Series B Fund Member" shall mean a Member that has a Membership Interest in the Series B Fund.

                  1.1.35 "Series B Fund Portfolio Company" shall mean a Person in which the Series B Fund invests pursuant to this Agreement.

                  1.1.36    "Sub-Fund" shall have the meaning set forth in
Section 2.7.1.

                  1.1.37 "Taxable Income" or "Taxable Loss" shall be computed separately for the Series A Fund and for the Series B Fund and shall mean with respect to each fiscal year or other period, an amount equal to the Sub-Fund's taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code
Section 703(a)(1) shall be included in such taxable income or loss).

                  1.1.38 "Tax Matters Partner" or "TMP" shall have the meaning set forth in Section 10.6.

                  1.1.39    "Term" shall have the meaning set forth in Section
2.4.

                  1.1.40 "Transfer" and "Transferred" shall have the meaning set forth in Section 8.1.



                                  ARTICLE TWO
                                 Organization

             2.1 Formation. The Members have formed a limited liability company pursuant to the provisions of the Act and this Agreement. The Fund commenced upon the filing of a Certificate of Formation on March 13, 2000 which was amended and restated by the Amended and Restated Certificate of Formation (a copy of which is attached hereto as Exhibit A) which was filed with the Secretary of State.

             2.2  Name.  The name of the Fund shall be "J Net Ventures I LLC".

             2.3  Purposes.
                  2.3.1 The purpose for which the Series A Fund was formed is to purchase, sell and invest in securities of, and to otherwise finance, early stage and later stage Internet-related, software-related and technology-related companies. Such companies may be private or public, domestic or foreign.
                  2.3.2 The purpose for which Series B Fund was formed is to purchase, sell and invest in securities of, and to otherwise finance, early stage and later stage Persons involved in developing, providing and servicing elements of the Internet infrastructure. Since one of the Gilbert Investors participating in the Series B Fund has partners that are tax-exempt and/or are foreign investors, the Series B Fund necessarily will have, and intends to have, investment objectives and business purpose, different than that of the Series A Fund, in addition to the differences between the purposes described provided in Sections 2.3.1 and the first sentence of this Section
2.3.2.  Notwithstanding the foregoing, the Series A Fund and the Series B
Fund may invest in the same Portfolio Companies.

                  2.3.3 Both the Series A Fund and the Series B Fund will seek to be lead investor in investment situations, but may also co-invest with other investment funds having objectives similar to that of the Series A Fund or the Series B Fund, as the case may be. The Series A Fund and/or the Series B Fund may also invest in short-term highly liquid investments providing for appropriate safety of principal (such as government obligations, certificates of deposit, money market fund investments, short-term debt obligations and interest-bearing accounts) pending investment of funds. The power to invest in securities shall include the power to invest in one hundred percent (100%) or any fraction thereof of the debt or equity securities of any one or more issuers and to cause the organization of any one or more such issuers; and to invest in any other issuers which may engage in the business of investing in securities of other issuers and/or making loans to the other issuers. In furtherance of all of the foregoing purposes, the Fund shall have all powers necessary, suitable or convenient for the accomplishment of such purposes, including without limitation the power to engage in any lawful act or activity for which limited liability companies may be organized under the laws of Delaware

             2.4 Restrictions on Investments. The Series A Fund shall invest no more than 15% of the Capital Contributions of Series A Fund Members in a single Portfolio Company.

             2.5 Term. Subject to earlier dissolution pursuant to the Act or this Agreement, the Fund shall continue in existence from the date of the filing of its initial Certificate of Formation until March 31, 2005;
provided, however, that the time in which the Fund continues in existence may be extended for up to a period not to exceed two (2) years at the discretion of the Manager. Such period with any permitted extension is referred to herein as the "Term".

             2.6 Office and Agent. The Fund shall maintain a registered office (which may but need not be a place of business in Delaware) and a registered agent in the State of Delaware. The principal office of the Fund shall be in such location as determined from time to time by the Manager. The registered agent shall be as stated in the Certificate or as otherwise determined by the Manager.

             2.7  Creation of Series of Fund Interests.

                  2.7.1 The Fund hereby designates and shall consist of two sub-funds ("Series A Fund" and "Series B Fund" and each a "Sub-Fund") consisting of separate limited liability company interests allocated to each
pursuant to this Agreement.   Each Sub-Fund shall have the separate rights,
powers and duties as is provided in the Agreement for the Fund, in general, and when expressly provided in this Agreement, the Sub-Fund, subject however to this Section. All Capital Contributions of the Gilbert Investors as and when made shall be allocated to the Series B Fund and the Capital
Contributions of all other Members shall be allocated to the Series A Fund.
The Gilbert Investors shall have the exclusive right, subject to the approval of the Manager, to make capital contributions to the Series B Fund in addition to their Capital Commitments.

                  2.7.2 The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a Sub-Fund shall be enforceable only against the assets of such Sub-Fund and not against the assets of the Fund generally of the other Sub-Fund and none of the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the Fund generally or such other Sub-Fund shall be enforceable against the assets of such Sub-Fund.

                  2.7.3 The Fund shall insure that (i) separate and distinct records shall be maintained for each of Sub-Fund, (ii) the assets associated each Sub-Fund shall be held and accounted for separately from the assets of the other Sub-Fund and (iii) the Amended and Restated Certificate of Formation shall at all times reflect the provisions of Section 2.7.2.

                  2.7.4 The Manager shall consult with each Gilbert Investor with regard to all material matters regarding Series B Fund Portfolio
Companies. In all events, the Manager shall obtain the written consent of each Gilbert Investor prior to making an investment for the Series B Fund and prior to any Disposition of a Series B Fund Portfolio Company. The Series B Fund shall only make investments in Persons involved in developing, providing and servicing Internet infrastructure unless each Gilbert Investor otherwise consents in writing. The Series B Fund shall have the right to participate in all investment opportunities made available to the Series A Fund, in an amount equal to the prospective investment by the Series A Fund and otherwise on the same terms and conditions applicable to the investment by the Series A Fund. If the Membership Interests of a Gilbert Investor is assigned to its constituent members or partners pursuant to Section 8.3, the constituent members or partners shall select a single Person to represent their interests with respect to this Section and notify the Manager in writing of the identity of such Person, failing which the Manager may select a constituent member or partner to act as the representative for the others.

                  2.7.5 The Series B Fund may only incur indebtedness or become liable under guarantees if the Series B Fund Members have been advised by counsel for the Fund (at the expense of the Series B Fund) that such indebtedness or guarantees will not result in the realization of Unrelated Business Taxable Income ("UBTI") (as defined in Section 512 of the Code) by a Series B Fund Member (or any person treated for federal income tax purposes as a partner of a Series B Member that is itself treated as a partnership for federal income tax purposes) that is exempt from federal income taxation under Section 501(a) of the Code. The Manager shall use its best efforts to operate the Series B Fund in a manner that will not result in (i) realization of UBTI by a Series B Fund Member (or any person treated for federal income tax purposes as a partner of a Series B Fund Member that is itself treated as a partnership for federal income tax purposes) that is exempt from income taxation under Section 501(a) of the Code; or (ii) the Series B Fund being engaged in the conduct of a "trade or business within the United States" within the meaning of Section 864 of the Code.

             2.8 Investments by Series A Fund in Series B Portfolio Companies. To the extent of available funds, the Series A Fund shall make available up to fifteen million dollars ($15,000,000) for investments in Series B Fund Portfolio Companies. Such investments in Series B Fund Portfolio Companies shall be in amounts equal to the amount invested by the Series B Fund and shall be made as and when and on the same terms as the Series B Fund invests. The Manager in its discretion, but subject to Section 2.3, may decide to have the Series B Fund invest in a Series B Fund Portfolio Company in an amount greater (but not lesser) than required by the foregoing sentence.

                                ARTICLE THREE
                                   Members

            3.1 Members; Percentage Interests. The initial Members and their respective Capital Contributions and Percentage Interests are listed on Schedule A attached hereto. The Percentage Interests shall be calculated separately for the Series A Fund and the Series B Fund. Upon the admission of any new Member, Schedule A shall be amended accordingly.

            3.2 Admission of Additional Members. Additional Members may only be admitted to the Fund upon the prior written consent of the Manager (and the prior written consent of each Gilbert Investor with respect to participation in the Series B Fund), and as otherwise provided in this Agreement. Unless named in this Agreement, or unless admitted to the Fund as a substituted Member as provided herein, no Person shall be considered a Member, and the Fund need deal only with the Members so named and so admitted.

            3.3 Limited Liability. Except as expressly set forth in this Agreement or required by law, no Member shall be personally liable for any debt, obligation, or liability of the Fund, whether that liability or obligation arises in contract, tort, or otherwise.

            3.4 Membership Certificate. The Fund may issue, but shall not be obligated to issue, to each Member, a certificate representing such Member's Membership Interest in the Fund.

            3.5 Voting Rights. Except as may be otherwise provided in the Act or this Agreement, each of the Members hereby waives his or its right to vote on any matters relating to the Fund.

            3.6 Meeting of the Members. The Fund shall not be required to hold annual or other meetings of the Members. Subject to the foregoing, a meeting of the Members may be called at any time by the Manager. If called, meetings of Members shall be held at the Fund's principal place of business, unless otherwise agreed to by the Manager.

            3.7 Members Are Not Agents. Pursuant to Section 4.1, the management of the Series A Fund and the Series B Fund is vested in the Manager. The Members shall have no power to participate in the management of the Fund other than the Gilbert Investors with respect to the Series B Fund as provided in Section 2.7.4. No Member, acting solely in the capacity of a Member, is, or shall be, an agent of the Fund.

            3.8   Resignation and Withdrawal of Members.

                  3.8.1 Members may not resign or withdraw as a Member prior to the dissolution and winding up of the Fund.

                  3.8.2 The Manager may terminate the Membership Interest of any Member and/or (notwithstanding Section 3.8.1) cause such Member to resign from the Fund at any time upon at least two days' prior written notice, if such resignation is required, as determined in the sole and absolute discretion of the Manager, to comply with laws or regulations applicable to a Member or if the Manager determines that the continued participation of such Member in the Fund might adversely affect the Fund, such as by involving the Fund or any Member in any litigation arising out of, or relating to, the participation of such Member in the Fund or causing the Fund to be required to register as an investment company under the Investment Fund Act. In the event of termination by the Manager of the Member's Interest, such Member shall immediately resign from the Fund and cease to be a Member but shall be paid the fair market value of the Member's Membership Interest as determined by the Manager, 90% of such amount payable within 90 days after such termination or as soon thereafter as the Fund has available funds, with the remainder to be paid upon completion of that year's audit. Notwithstanding the foregoing, if the terminated Member is a Series B Fund Member, Manager shall cause a redemption of the Membership Interest of such terminated Member by distributing to such Member interests in Series B Fund Portfolio Companies held by the Series B Fund at the time equal to such Member's Percentage Interests in such Series B Fund Portfolio Companies, unless the Series B Fund is prohibited from making such distribution either by agreement with a Portfolio Company or if the Manager, in good faith, determines that such redemption and/or distribution of interests in Series B Fund Portfolio
Companies is not in the best interests of the Series B Fund and/or the other Series B Fund Members.

            3.9 Confidentiality. Members shall keep confidential and not disclose to any other person any information received from the Fund relating to business affairs of the Fund, including any information relating to any Portfolio Company or prospective Portfolio Company except as may otherwise be required by law

            3.10  Competing Activities.

                  3.10.1 The Manager shall devote to the Fund and to Portfolio Companies in which the Fund invests such time as the Manager believes shall be necessary to conduct the Fund business and affairs in an appropriate manner. The Members recognize, however, that Affiliates of the Manager, and any member, officer or employee of the Manager or any such Affiliate, shall be required to devote only such time to the affairs of the Fund and to Portfolio Companies, as the Manager or such other Person determines in its reasonable discretion may be necessary or appropriate to manage and operate the Fund, and each such Person shall be free to serve and may be compensated by any other Person or enterprise in any capacity (including serving the Fund in any capacity other than as a representative or agent of the Manager) that it may deem appropriate in its discretion. The Members hereby consent to the foregoing. The Members further acknowledge that although the Manager and the Advisory Board intend generally to identify appropriate investment opportunities for the Fund, neither the Manager, the Advisory Board nor any of their Affiliates shall have any obligation under this Agreement, to offer to the Fund or any Member any particular investment opportunity (except that the Manager shall offer to the Series B Fund each investment opportunity presented to the Series A Fund as provided in Section 2.7). Any Member may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Fund or otherwise. Neither the Fund nor any Member shall have any rights or obligations by virtue of this Agreement or the Fund relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom.

                  3.10.2 Each Member acknowledges and agrees that (i) neither the Manager nor any Affiliate of the Manager shall be prohibited from being a sponsor or manager of or providing services to any other equity fund including any equity fund having purposes substantially the same as those of the Fund (a "Competitive Fund"); and (ii) neither the Manager nor any Affiliate of the Manager shall have any obligation to offer to any Member the opportunity to become Members of any Competitive Fund, or, if so offered, such offer is not required to be made to the Members on a pro rata basis.

                  3.10.3 Notwithstanding that it may constitute a conflict of interest, the Manager may engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Fund.

                  3.10.4 The Fund may invest in entities in which the Manager, Affiliates of Manager or a member, officer or employee of Manager of Affiliate may have an existing interest as manager, investor, consultant or otherwise and the Members hereby consent to such investment.

                                ARTICLE FOUR
                     Management and Control of the Fund

            4.1 Management of the Fund by Manager. The business, policies, property, investment decisions and affairs of the Fund generally and of both the Series A Fund and the Series B Fund in particular, shall be managed exclusively by the Manager. Except for situations in which the approval of the Members is expressly required by the Act, the Manager shall have full, complete and exclusive authority, power, and discretion to manage and control the business, policies, property and affairs of the Fund, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Fund's business, property and affairs. With respect to the management of the Series B Fund, the foregoing shall be subject to Sections 2.7 and 2.8.

             4.2  Advisory Board.

                  4.2.1 The Manager shall from time to time select a panel of persons to be members of an Advisory Board (the "Advisory Board").
Members of the Fund and/or Members of, or Affiliates of, the Manager may be selected to service on the Advisory Board.

                  4.2.2 The Manager shall determine the functions of the Advisory Board but in general the Advisory Board shall assist the Manager with identifying investments, conducting due diligence and managing investments. The recommendations of the Advisory Board shall be advisory only and the Manager shall not be obligated to act in accordance with the advice or recommendations of the Advisory Board, and shall suffer no liability for failure to do so.

                  4.2.3 The members of the Advisory Board shall not be compensated by the Fund for services rendered as a member of the Advisory Board other than pursuant to this Section. The Manager shall reimburse Advisory Board members for reasonable out-of-pocket expenses. The Manager may also grant to all or some of the Advisory Board members a "profits interest" in any Portfolio Company (i) first identified to the Manager by such member or (ii) with respect to which such member significantly participates in the due diligence. If the Manager requests that an Advisory Board member serve as a director of a Portfolio Company, such member may keep any monetary or other compensation provided by such Portfolio Company.

          4.3 Limited Liability. Except as expressly set forth in this Agreement or required by law, the Manager shall not be personally liable for any debt, obligation, or liability of the Fund, whether arising in contract, tort or otherwise, solely by reason of being the Manager of the Fund.

          4.4 Management Compensation. The Manager shall not be entitled to any compensation for services rendered in connection with the management of the Fund other than pursuant to Article Six.

          4.5 Assignment of Manager's Interest; Resignation of Manager; Removal of Manager.

                  4.5.1 The Manager shall not assign, sell or otherwise dispose of all or any portion of its interest as Manager; provided the foregoing shall not restrict changes in the composition of the members of the Manager nor a sale of Manager to one of its members.

                  4.5.2 The Manager shall not resign without the consent of Members holding at least 75% of the Percentage Interests of the Series A Fund and each of the Series B Fund Members.

                  4.5.3 Notwithstanding anything contained in the Act or this Agreement to the contrary, the Manager may only be removed by unanimous vote of all Members of the Fund and Members participating in a Sub-Fund shall not be entitled to remove the Manager with respect to its role as Manager of such Sub-Fund without the unanimous vote of all Members of the other Sub-Fund.

                  4.5.4 If the Manager has resigned or is removed, then the successor Manager shall be appointed by holders of at least a majority of the Percentage Interests of each Sub-Fund.

          4.6 Performance of Duties; Liability of Manager. The Manager shall not be liable to the Fund or to any Member for any loss or damage sustained by the Fund or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager.

          4.7 Liability of Manager Limited to Manager's Assets. Under no circumstances will any director, officer, shareholder, member, manager, partner, employee, agent or Affiliate of the Manager have any personal responsibility for any liability or obligation of the Manager.

          4.8     Expenses of the Fund.

                  4.8.1 The Fund itself shall not have any direct salaried personnel. The following expenses ("Manager Expenses") shall be borne by the
Manager:
                            All general office overhead of the Fund, including
                  rent, utilities, telecommunications, office furniture and equipment and computers ("Overhead") (and all such furniture, equipment And computers shall be and remain the property of the Manager), it being understood, however, that general office overhead directly relating to the operations of the Fund's Portfolio Companies (including, for example, rent and other items of overhead attributable to space and services used by employees of the Fund's Portfolio Companies) will be borne directly by such Portfolio Companies or, if paid by the Manager or a member of the Manager, the Manager or such member will be reimbursed by such Portfolio Companies;

                            All expenses of monitoring and managing investments
                  other than Transaction Expenses, as defined in Section 4.8.2(iv); and

                            All Organizational Expenses as defined in Section
                  4.8.2(i) in excess of $100,000.

               4.8.2 All expenses of the Fund that are not Manager Expenses shall be "Fund Expenses", shall be borne by and allocated between the Series A Fund and the Series B Fund pursuant to Section 4.8.4 and shall include, without limitation:

                           All reasonable organization costs, fees and expenses
                  incurred by or on behalf of the Manager of its Affiliates in connection with the formation and organization of the Fund ("Organizational Expenses") up to an amount not to exceed $100,000. Such organization expenses shall include, without limitation, legal and accounting fees and expenses, marketing, printing and travel expenses;

                           To the extent not reimbursed by a prospective or
                  actual Portfolio Company and to the extent not considered Overhead, all expenses of operating the Fund, including, without limitation, any taxes imposed on the Fund, fees and expenses for attorneys, accountants, investment bankers and the members of the Advisory Board, insurance premiums, all expenses relating to the disposition of Portfolio Companies, all indemnification obligations of the Fund, the costs and expenses of any litigation involving the Fund and the amount of any judgments or settlements paid in connection therewith (excluding, however, any costs and expenses which are finally judicially determined to have resulted primarily from the Manager's fraud, willful misconduct or gross negligence);

                            All expenses incurred by the Fund related to the
                  discovery, investigation, development, evaluation, structuring or negotiation of investment opportunities for the Fund where an investment does not in fact result, including, without limitation, (i) commitment fees that become payable in connection with a proposed investment that is not ultimately made, (ii) legal, accounting, investment banking and other professional fees and expenses and (iii) printing expenses; and

                           All expenses described in "iii" above with regard to
                  investment opportunities for the Fund that actually result in an investment (all such expenses referred to in subsection "iii" above and this subsection "iv", "Transaction Expenses").

The Manager (or a member of Manager) shall pay, on behalf of the Fund, all Fund Expenses and the Fund, on demand, shall promptly reimburse the Manager (or a member of Manager if paid by such member) for the payment thereof. The Manager shall allocate such expenses among the Portfolio Companies and other Fund income as the Manager may reasonably determine. All breakup, topping or similar fees shall be paid to and retained by Manager provided, however, the Fund shall receive a credit against any reimbursement payments of Fund Expenses due Manager in the amount of such fees as and when received by Manager.

               4.8.3 The Manager shall not receive any salary, fees, profits, distributions or compensation from the Fund, except as provided in this Article Four and Article Six.

               4.8.4 Fund Expenses described in Section 4.8.2(i), (ii) and (iii) shall be allocated to the Series A Fund provided, however, to the extent that Series B Fund Members have committed to have a prospective investment included in the Series B Fund, Fund Expenses described in Section 4.8.2(iii) with regard to such prospective but abandoned investment shall be allocated to the Series A Fund and the Series B Fund in proportion to their prospective investments. Fund Expenses described in Sections 4.8.2(iv) shall be allocated to the particular Portfolio Company to which they relate and as between the Series A Fund and the Series B Fund, in proportion to their prospective investments in such Portfolio Company.

                                ARTICLE FIVE
                            Capital Contributions

             5.1  Amount and Timing of Capital Contributions.

               5.1.1 Each Series A Fund Member shall contribute to the Fund the amount set forth on Schedule A beside its name. The Gilbert Investors jointly and severally agree to contribute, in accordance with
Section 5.1.3, to the Fund, collectively, up to Fifteen Million Dollars ($15,000,000) during the Term, with the allocation of such contributions by each Gilbert Investor to be decided among the Gilbert Investors. The amounts that the Series A Fund Members and the Gilbert Investors have agreed to contribute to the Fund shall be referred to as their "Capital Commitments".

               5.1.2 The Series A Fund Members shall make their entire respective Capital Commitments in conjunction with the execution of this Agreement.

               5.1.3 The Gilbert Investors shall make payments from time to time with respect their Capital Commitments only in conjunction with investments approved by the Gilbert Investors pursuant to Section 2.7.4.
Once an investment is so approved, the Gilbert Investors shall make payments with respect to their Capital Commitment in the aggregate amount equal to 50% of the funds necessary to fund such approved investments as reasonably determined by Manager with the balance to be funded by the Series A Fund pursuant to Section 2.8. The allocation of the amounts to be paid by the individual Gilbert Investors shall be determined exclusively by the Gilbert Investors, and may vary from investment to investment provided, however, the Gilbert Investors shall be jointly and severally obligated to make the contributions required for the approved investments. All such payments to be made by the Gilbert Investors to the Fund shall be made by the date specified in a written notice ("Capital Call Date") given by the Manager ("Capital Call"), which Capital Call Date shall not be less than fifteen (15) business days after such Capital Call has been given.

             5.2 Additional Capital Contributions. No Member shall be required to make any Capital Contributions other than as set forth in Section 5.1.

             5.3  Withdrawal or Reduction of Capital Contributions.

                  5.3.1 Except as expressly provided in this Agreement, no Member shall have the right to withdraw from the Fund all or any part of his or its Capital Contribution prior to the dissolution and winding up of the Fund.

                  5.3.2 Without limiting the generality of this Section, no Member shall receive any part of his or its Capital Contribution with respect to a Sub-Fund until: (i) all liabilities of the Sub-Fund, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Sub-Fund sufficient to pay them; or (ii) the Amended and Restated Certificate of Formation or this Agreement is canceled.

             5.4 No Interest Payable on Capital Contributions. No interest shall be payable on or with respect to the Capital Contributions or Capital Accounts of Members.

             5.5 Capital Accounts. An individual Capital Account (the "Capital Account") shall be maintained separately for the Series A Fund and for the Series B Fund for each Member separately for the Series A Fund and for the Series B Fund in accordance with the following provisions.

                  5.5.1 The initial Capital Account of each Member shall be the amount contributed by that Member to the Fund. Following the date hereof, each Member's Capital Account shall be credited with (1) the amount of additional cash contributions made by such Member to the Fund; (2) the amount of such Member's allocable share of Net Income and any items of Fund income and gain that are specially allocated to such Member pursuant to Article Seven hereof; and (3) the amount, if any, of any Fund liabilities assumed by the Member or that are secured by any Fund property distributed to such Member by the Fund.

                  5.5.2     Each Member's Capital Account shall be charged with
(1) the amount of cash distributed to such Member by the Fund (other than cash distributed in repayment of any loan by such Member to the Fund or as payment of interest thereon); (2) the amount of such Member's allocable share of Net Loss and any items of Fund loss and deduction that are specially allocated to such Member pursuant to Article Seven hereof; and (3) the fair market value of any property distributed to such Member by the Fund (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code).

                  5.5.3 In the event of (1) the acquisition of an additional interest in the Fund by any new or existing Member in exchange for more than a de minimis Capital Contribution, (2) the distribution by the Fund to a Member of more than a de minimis amount of the assets of the Fund as consideration for an interest in the Fund, (3) the liquidation of the Fund for federal income tax purposes pursuant to Regulation Section 1.704-1(b)(2)(ii)(g), or (4) an election under Code Sections 734(b) or 743(b), but only as provided in Regulation Section 1.704-1(b)(2)(iv)(m), the Gross Asset Value of the Fund's properties shall be adjusted (limited, in the case of the events described in clauses (1) and (2), to adjustments which the Manager determine are necessary or appropriate to reflect the relative economic interest of the Members) to equal their then fair market values (as determined by the Manager), and the Capital Accounts of each Member shall be credited or charged with such Member's share of the Net Income or Net Loss resulting from such adjustments.

                  5.5.4 In the event that any Membership Interest in the Fund is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                  5.5.5 The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.

                  5.5.6 Notwithstanding anything in this Section to the contrary, a separate Capital Account shall be maintained for the Manager for Series A Fund Portfolio Companies and for Series B Portfolio Companies. All references in Sections 7.1.1 and 7.1.2 shall be deemed references to the Capital Account maintained for the Manager for Series A Fund Portfolio Companies.

             5.6 Minimum Capital Contribution of Manager. Notwithstanding any other provision of this Agreement, the Manager shall make a capital contribution of $100 to the Fund and shall be considered a Member.


                                 ARTICLE SIX
                                Distributions

             6.1  Distributions.

                  6.1.1 Subject to the reasonably anticipated business needs and opportunities of the Fund, taking into account all debts, liabilities and obligations of the Fund then due, working capital and other amounts which the Manager deems necessary for the Fund's business or to place into reserves for customary and usual claims with respect to such business, and subject also to any restrictions under applicable law (including, without limitation, any obligation to withhold and remit any amounts to any governmental authority), the Manager may resolve to distribute the cash and all or a portion of Marketable Securities held by the Fund to the Members, at such intervals as the Manager shall determine in its sole discretion. The Manager shall make the foregoing determinations separately for each Sub-Fund considering the business needs and opportunities, debt, liabilities, obligations, working capital, reserves and assets of each Sub-Fund individually so that the assets of one Sub-Fund shall only be available to satisfy the debts, liabilities, and obligations with respect to such Sub-Fund, plus the actual or anticipated Fund Expenses allocated or allocable to such Sub-Fund pursuant to Section
4.8.4 except that the Manager may consider the interests of both Sub-Funds when determining whether to distribute Marketable Securities. If the Manager determines to distribute Marketable Securities such distribution shall be made in accordance with Section 6.1.2A and B, and no Member shall receive a preference as to the receipt of Marketable Securities in lieu of cash or cash in lieu of Marketable Securities. Notwithstanding the foregoing provisions of this Section, if (i) at any time the Fund sells, exchanges or otherwise disposes of all or any part of its interest in a Portfolio Company (a "Disposition") and (ii) the Manager determines that the distribution of the proceeds resulting from the sale together with any undistributed dividends and interest, net of expenses and reserves set aside by the Manager pursuant to this Section, will not violate Section 6.3.1, then the Manager shall distribute such net proceeds (including dividends and interest) to the Members as provided below:

               6.1.2.A       All amounts to be distributed hereunder shall be
distributed in the following order of priority with respect to each Series A Fund Portfolio Company (to the extent of such investment by the Series A
Fund):

                            First, to each Series A Fund Member in proportion to
                  their respective Percentage Interests in the Series A Fund until each Series A Fund Member has received pursuant to this Section an amount equal to such Series A Fund Member's Capital Contribution;

                            Second, to each Series A Fund Member in proportion
                  to their respective Percentage Interests until the Series A Fund Members have received an Internal Rate of Return on their Capital Contributions of 8%;

                            Third, to the Manager until the Manager has received an amount equal to 20% of the cumulative distributions made to Members pursuant to "ii" above;

                            Lastly, the balance, 80% to the Series A Fund Members in proportion to their respective Percentage Interests and 20% to the Manager.

Distributions to the Manager pursuant to "iii" and "iv" above shall be called "Carried Interest Distributions". If upon a Disposition, the cumulative amounts distributed to Series A Fund Members pursuant to Section 6.1.2A (including distributions that would result from the Disposition in question), result in a Internal Rate of Return in excess of 35%, then the distribution percentages referred to in Section 6.1.2.A(iv) shall be 70% with respect to Series A Fund Members and 30% with respect to the Manager.

The term "Internal Rate of Return" means the discount rate, compounded annually, at which the net present value of all contributions made by, and all distributions to, a Member is zero.

               6.1.2.B       With respect to each Series B Portfolio Company in
which the Series B Fund invests (to the extent of such investment by the Series B Fund) amounts attributable to each Series B Fund Portfolio Company shall be distributed to the Series B Fund Members in proportion to their respective Percentage Interests in the Series B Fund, calculated separately for each Series B Portfolio Company.

               6.1.3 Without limiting the generality of Section 6.1.1, if and to the extent that the Fund is earning income which will result in the Members being subject to income tax on their distributive share of the Fund's income, minimum distributions shall be made to the Members in such amounts and at such times (but in no event later than March 31 each year) as shall be sufficient to enable the Members to meet any income tax liability arising or incurred as a result of their participation in the Fund. Any such distribution shall be made on a nondiscriminatory basis to all Members pro rata in accordance with their respective Fund Percentage Interests and shall be credited against amounts distributible under Article Six.

                  6.1.4 It is specifically recognized that in making an assumption as to tax liabilities of a Member, some Members may receive a distribution which is in excess of their actual tax liabilities, and some Members may receive a distribution which is less.

             6.2  Form of Distributions.

                  6.2.1 No Member, regardless of the nature of the Member's Capital Contribution, has any right to demand and receive any distribution from the Fund in any form other than money.

                  6.2.2 At the Manager's sole discretion, the Fund may distribute specific property or assets of the Fund (including, without limitation, Marketable Securities).

             6.3  Restriction on Distributions.

                  6.3.1 No distribution shall be made from a Sub-Fund if, after giving effect to the distribution: (i) the Sub-Fund would not be able to pay its debts as they become due in the usual course of business, (ii) the Sub-Fund's total assets would be less than the sum of its total liabilities, or (iii) the provisions of Section 18-215(h) of the Act are not satisfied.

                  6.3.2 The Manager may base a determination that a distribution is not prohibited on any of the following: (i) financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances; (ii) a fair valuation; or (iii) any other method that is reasonable in the circumstances.

The effect of a distribution is to be measured as of the date the distribution is authorized if the payment is to occur within one hundred twenty (120) days after the date of authorization, or the date payment is made if it is to occur more than one hundred twenty (120) days after the date of authorization.

             6.4 Return of Distributions. Members and Economic Assignees who receive distributions made in violation of the Act or this Agreement shall return such distributions to the Fund. Except for those distributions made in violation of the Act or this Agreement, no Member or Economic Assignee shall be obligated to return any distribution to the Fund or pay the amount of any distribution for the account of the Fund or to any creditor of the Fund. The amount of any distribution returned to the Fund by a Member or Economic Assignee or paid by a Member or Economic Assignee for the account of the Fund or to a creditor of the Fund shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Assignee.

             6.5 Withholding from Distributions. To the extent that the Fund is required by law to withhold or to make tax or other payments on behalf of or with respect to any Member or Economic Assignee, the Fund may withhold such amounts from any distribution and make such payments as so required.
For purposes of this Agreement, any such payments or withholdings shall be treated as a distribution to the Member or Economic Assignee on behalf of whom the withholding or payment was made. Each Member shall indemnify and hold the Fund harmless from and against all liabilities and taxes (including interest and penalties) resulting from the Fund's failure to withhold or to make tax or other payments attributable to such Member's allocable share of the Fund's income or distributible cash.

                                ARTICLE SEVEN
                                 Allocations

             7.1  Allocations of Net Income and Net Losses.

                  7.1.1 Net Income attributable to Series A Fund Portfolio Companies shall be allocated among the Series A Fund Members as follows:

                            First, to all Series A Fund Members in proportion
                  to the negative balances in their respective Capital Accounts, if any, until all such negative balances have been increased to zero.

                            Then, to the Series A Fund Members in an amount
                  equal to, or in proportion to, the positive differences between (x) the amount distributible to each such Member pursuant to Section 6.1.2.A(i), and (y) the positive balance in its Capital Account.

                            Then, to the Series A Fund Members in an amount
                  equal to, or in proportion to, the positive differences between (x) the amount distributible to each such Member pursuant to Section 6.1.2.A(i) and (ii), and (y) the positive balance in its Capital Account.

                           Then, to the Manager in an amount equal to the
                  positive difference between (x) the amount distributible to the Manager pursuant to Section 6.1.2.A(iii) and (y) the positive balance in its Capital Account.

                           Then, to the Series A Fund Members and the Manager
                  in an amount equal to, or in proportion to, the positive differences between (x) the amount distributible to each such Member pursuant to Sections 6.1.2.A(i), (ii), (iii) and (iv), and (y) the positive balance in its Capital Account.

                           Then, to the Series A Fund Members and the Manager in
                  proportion to the allocations made to Series A Fund Members pursuant to subsection (v) of this Section 7.1.1.

                  7.1.2     Net Losses shall be allocated as follows:

                            First, to the Series A Fund Members and the Manager
                  in an amount equal to, or in proportion to, the positive differences between (x) the positive balance in its Capital Account, and (y) the amount distributible to each such Series A Fund Member pursuant to Sections 6.1.2.A(i), (ii) and (iii).

                            Then, to the Manager in an amount equal to the
                  positive difference between (x) the positive balance in the Manager's Capital Account, and (y) the amount distributible to the Manager pursuant to Section 6.1.2.A(i).

                            Then, to the Series A Fund Members in an amount
                  equal to, or in proportion to, the positive differences between (x)the positive balance in its Capital Account, and
                  (y) the amount distributible to each such Series A Fund Member pursuant to Section 6.1.2.A(i).

                            Then, to the Series A Fund Members and the Manager
                  in proportion to the positive balances in their respective Capital Accounts until all such positive balance have been reduced to zero.

                            Then, 80% to the Members in proportion to their
                  respective Percentage Interests and 20% to the Manager.

                  7.1.3 Net Income and Net Losses attributable to Series B Portfolio Companies shall be allocated exclusively among Series B Fund
Members in proportion to their respective Percentage Interests in the Series
B Fund with respect to each such Series B Portfolio Company.

                  7.1.4 Notwithstanding anything in Section 7.1 to the contrary, on liquidation of the Fund, Net Income and Net Loss (and items thereof) shall be allocated among the Members (including the Manager) such that, after taking into account such allocations, the positive balance in each Member's Capital Account is equal to the amount distributible to that Member pursuant to Section 9.2.4.

             7.2  Regulatory Allocations.

                  7.2.1     The Regulatory Allocations set forth in this Section
7.2 shall be calculated separately for the Capital Accounts maintained for the Series A Fund and the Series B Fund.
                  7.2.2 Notwithstanding any other provision of this Agreement, Net Loss (or items of deduction as computed for book purposes) shall not be allocated to a Member to the extent that the Member has or would have, as a result of such allocation, an Adjusted Capital Account Deficit.
As used herein, a Member's "Adjusted Capital Account Deficit" shall mean and refer to such Member's Capital Account, increased by any amounts which such Member is obligated to restore pursuant to the terms of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations 1.704-2(g)(1) and 1.704-2(i)(5), and reduced by any adjustments, allocations or distributions described in Regulation 1.704-1(b)(2)(ii)(d)(4), (5) or (6). Any Net Loss (or items of deduction as computed for book purposes) which otherwise would be allocated to a Member, but which cannot be allocated to such Member because of the application of the first sentence of this Section 7.2.2, shall instead be allocated to the other Members, in accordance with their respective Percentage Interests, subject to the limitation imposed by the immediately preceding sentence.

                  7.2.3 In order to comply with the "qualified income offset" requirement of the Regulations under Section 704(b) of the Code, and notwithstanding any other provision of this Agreement to the contrary, except
Section 7.3, in the event a Member for any reason (whether or not expected) has an Adjusted Capital Account Deficit, items of Net Income (consisting of a pro rata portion of the items thereof) shall be allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible the Adjusted Capital Account Deficit.

                  7.2.4 In order to comply with the "minimum gain chargeback" requirements of Regulations 1.704-2(f)(1) and 1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Member's share of Fund minimum gain (as defined in Regulation 1.704-2(d)(1)) and/or Member nonrecourse debt minimum gain (as defined in Regulation 1.704-2(i)(2)) during a taxable year, such Member shall be allocated items of income and gain for that year (and if necessary, for other years) as required by and in accordance with Regulations 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made.

                  7.2.5 Notwithstanding any other provision of this Agreement, all items of deduction and loss that, pursuant to Regulation 1.704-2(i), are attributable to a nonrecourse debt for which a Member (or a Person related to such Member under Regulation 1.752-4(b)) bears the economic risk of loss (within the meaning of Regulation 1.752-2), shall be allocated to such Member as required by Regulation 1.704-2(c).

                  7.2.6 The allocations set forth in this Section 7.2 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Taxable Income or Taxable Loss. Therefore, notwithstanding any other provision of this Article Seven (other than the Regulatory Allocations), offsetting special allocations of Taxable Income or Taxable Loss, shall be made in whatever manner is appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement. In making such offsetting allocations, there shall be taken into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory
Allocations previously made.

             7.3 Code Section 704(c) Allocations. Notwithstanding any other provision in this Article Seven, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property the Gross Asset Value of which differs from its adjusted basis shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Fund for federal income tax purposes and its Gross Asset Value on the date of contribution. Allocations pursuant to this Section 7.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

             7.4 Other Allocation Rules. Each separate item of income, deduction, gain and loss of the Fund shall be allocated among the Members in the same proportion as the portion of the total Net Income or Net Loss for the period which is credited or charged to the Capital Account of each Member bears to the total Net Income or Net Loss for such period.

             7.5 Allocation of Net Income and Losses and Distributions in Respect of a Transferred Interest.

                  7.5.1 If any Membership Interest is transferred, or if a Member's Percentage Interest is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Fund, Net Income or Net Loss for such Fiscal Year shall be assigned pro-rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon his or her respective
Economic Interest at the close of such day.

                  7.5.2 However, for the purpose of accounting convenience and simplicity, the Fund shall treat such a transfer, increase or decrease in, if a Member's Percentage Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15th day of the month).

                  7.5.3 Notwithstanding any provision above to the contrary, gain or loss of the Fund realized in connection with a sale or other disposition of any of the assets of the Fund shall be allocated solely to the parties owning Membership Interests as of the date such sale or other disposition occurs.

             7.6 Obligations of Members to Report Allocations. Each Member hereby recognizes that the Fund will be treated as a partnership for federal and state income tax purposes and will be subject to all provisions of subchapter K of chapter 1 of subtitle A of the Code. Each Member is aware of the income tax consequences of the allocations made by this Article Seven and hereby agrees to be bound by the provisions of this Article Seven in reporting his or her share of Fund income and loss for income tax purposes. Each Member agrees to report, on his own income tax returns for each year, each item of income, gain, loss, deduction and credit as reported by the Fund to such member on Schedule K-1 (or other similar tax report) issued by the Fund to such Member for such year. Except as otherwise required by law, no Member shall take any reporting position that is inconsistent in any respect with any tax reporting position taken by the Fund and, in the event of a breach by such Member of the provisions of this Section such Member shall be liable to the Fund and the Members for any costs, liabilities and damages (including, without limitation, consequential damages) incurred by any of them on account of such breach.


                                ARTICLE EIGHT
                    Transfer and Assignment of Interests

             8.1 Transfer and Assignment of Interests. Subject to Section 8.4 hereof, no Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of his or her Membership Interest (collectively, "Transfer" or "Transferred") except with the prior written consent of the Manager, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), in its sole and absolute discretion. Transfers in violation of this Article Eight shall only be effective to the extent set forth in Section 8.7. After the consummation of any Transfer of any part of a Membership Interest, the Membership Interest so Transferred shall continue to be subject to the terms and provisions of this Agreement and any further Transfer shall be required to comply with all the terms and provisions of this Agreement.

             8.2 Further Restrictions on Transfer of Interests. In addition to other restrictions found in this Agreement, no Member shall Transfer all or any part of his or her Membership Interest without compliance with Section
12.9.

             8.3 Permitted Transfers. The Membership Interest of any Member may be Transferred to any other Member, subject to compliance with Section 12.9, and without the prior written consent of the Members or Manager. The Economic Interest of any Member may be Transferred subject to compliance with
Section 8.2, and without the prior written consent of the Manager, by the Member (i) to any spouse, parent, sibling, in-law, child or grandchild of the Member, or to a trust for the benefit of the Member or such spouse, parent, sibling, in-law, child or grandchild of the Member by inter vivos gift or by testamentary transfer, or (ii) to any Affiliate of the Member (such transferee, an "Economic Assignee"). Following the full funding to the Fund of the Capital Commitments of the Gilbert Investors, the Membership Interest of any Gilbert Investor may be Transferred to any Affiliate of a Gilbert Investor or a constituent member or partner of the entity constituting a Gilbert Investor without the written consent of the Manager, subject to compliance with Section 12.9. Notwithstanding anything contained herein to the contrary, no Transfer of a Membership Interest or Economic Interest (whether or not the consent of the Manager is required) shall be effective until written notice of such Transfer and the identity, address, and tax reporting information of the transferee is delivered to the Manager.

             8.4 Substitution of Members. An Economic Assignee of a Membership Interest shall have the right to become a substitute Member only if (i) the requirements of Sections 8.1 and 8.2 are met, (ii) the Economic Assignee executes an instrument satisfactory to the Manager accepting and adopting the terms and provisions of this Agreement, and (iii) the Economic Assignee pays any reasonable expenses in connection with his or her admission as a new
Member. The admission of an Economic Assignee as a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Fund. Sections 8.1, 8.2,
8.3 and this Section 8.4 shall supply to any purported Transfer of an Economic Interest by an Economic Assignee.

             8.5 Effective Date of Permitted Transfers. Any permitted Transfer of all or any portion of a Membership Interest shall be effective as of the date provided in Section 7.5 following the date upon which the requirements of Sections 8.1, 8.2, 8.3 and 8.4 have been met. Any transferee of a Membership Interest shall take such Membership Interest subject to the restrictions on Transfer imposed by this Agreement.

             8.6 Rights of Legal Representatives. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under this Agreement to Transfer the Economic Interest. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by his or her legal representative or successor.

             8.7 No Effect to Transfers in Violation of Agreement. Any Transfer of a Membership Interest in violation of this Article Eight shall be void; provided, however, that the Manager may agree to allow a purported transferee to whom a Membership Interest was Transferred in violation of this Article Eight to become an Economic Assignee.

             8.8  Involuntary Transfers.

                  8.8.1 Upon and contemporaneously with any Transfer (whether arising out of an attempted charge upon that Member's Economic Interest by judicial process, a foreclosure by a creditor of the Member or otherwise) of a Member's Economic Interest (other than in accordance with
Section 8.3) which does not at the same time transfer the balance of the rights associated with the Membership Interest transferred by the Member (including, without limitation, the rights of the Member to vote or participate in the management of the business, property and affairs of the
Fund), the Fund shall purchase from the Member, and the Member shall sell to Fund for a purchase price of $100, all remaining rights and interests retained by the Member that immediately before the transfer were associated with the transferred Economic Interest. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Fund as a Member.

                  8.8.2 Each Member acknowledges and agrees that the right of the Fund to purchase such remaining rights and interests from a Member who Transfers a Membership Interest in violation of this Article Eight is not unreasonable under the circumstances existing as of the date hereof.


                                ARTICLE NINE
                         Dissolution and Liquidation

             9.1  Dissolution.

                  9.1.1 The Fund shall be dissolved and its affairs wound up upon the first to occur of the following (a "Dissolution Event"): (i) upon the expiration of the Term or (ii) the determination of the Manager. The Manager may terminate and dissolve a Sub-Fund but such termination or dissolution shall not cause (and any other dissolution of a Sub-Fund by itself shall not cause) the dissolution of the other Sub-Fund (or the Fund) nor affect the limitation on liabilities of such other Sub-Fund provided by this Agreement, Section 18-215 of the Act or otherwise.

                  9.1.2 The death retirement, resignation, expulsion, bankruptcy, or dissolution of any Member shall not result in the dissolution of the Fund and each Member hereby consents to the continuation of the Fund in the even of the death, retirement, resignation, expulsion, bankruptcy, or dissolution of any Member.
                  9.1.3 Upon dissolution of the Fund, the Fund shall immediately commence to wind up its affairs and the Manager shall proceed with reasonable promptness to liquidate the business of the Fund.

                  9.1.4 During the period of the winding up of the affairs of the Fund, the rights and obligations of the Members shall continue.

             9.2 Liquidation. The Fund shall terminate after its affairs have been wound up and its assets fully distributed in liquidation as follows (determined separately for each Sub-Fund):

                  9.2.1 first, to the payment of the debts and liabilities of each Sub-Fund (other than loans made by a Member or an Affiliate of a Member to the Sub-Fund) and the expenses of liquidation;

                  9.2.2 next, to the setting up of any reserves which the Manager may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Sub-Fund provided that any reserves not necessary to satisfy such liabilities or obligations are distributed as soon as practicable;

                  9.2.3 next, to the Members or an Affiliate of a Member, to the extent such Persons have made loans to the Sub-Fund, an amount equal to any unpaid accrued interest on, and then the principal balance of, such loans; provided, however, that in the event the liquidation proceeds shall be insufficient to pay all such interest and principal, payment first shall be made of interest on such loans in the order in which such loans were made and then repayment of the principal shall be made in the order in which such loans were made; and

If only one of the Sub-Funds is terminated, then the foregoing shall apply only to such Sub-Fund.

                  9.2.4 next, to the Members and the Manager in the order of priority set forth in Article Six.

             9.3 Cancellation of Certificate of the Fund. Upon the completion of the liquidation of the Fund's property, the Manager shall cause the cancellation of the Amended and Restated Certificate of Formation in Delaware and all other qualifications of the Fund as a foreign limited liability company in jurisdictions other than the State of Delaware.


                                 ARTICLE TEN
                   Records and Accounting; Fiscal Affairs

             10.1 Fiscal Year. The fiscal year of the Fund shall be the calendar year.

             10.2 Bank Accounts. All funds of the Fund shall be deposited in such bank or savings and loan account or accounts as shall be designated by the Manager with separate accounts for each Sub-Fund. Withdrawals from any such bank account shall be made upon such signature or signatures as the Manager may designate, and shall be made only for the purposes of the Fund.

             10.3 Books and Records. The Manager shall maintain for each Sub-Fund, full and accurate books of the Fund, in accordance with the Fund's accounting policies consistently applied, at the principal place of business of the Fund, showing all receipts and expenditures, assets, and liabilities, Net Income or Net Loss, and all other records necessary for recording the Fund's (and each Sub-Fund's) business and affairs, including those sufficient to record the allocations and distributions provided for in this Agreement. The books and records shall, upon reasonable prior notice to the Fund, be open for inspection and copying by any Member or his duly authorized representatives during regular business hours at such principal place of business; provided, however, such right shall not extend to the inspection of the books and records that relate exclusively to a Sub-Fund in which such Member does not participate. Any expense for any inspection or examination shall be borne by the Member causing such inspection or review to be conducted. Any information obtained by a Member with respect to the affairs of the Fund shall, except as may be required by law, be kept strictly confidential. The Manager shall deliver to the Members audited annual financial reports of the Fund with 90 days following the end of the Fund's fiscal year.

             10.4 Tax Returns; Elections.

                  10.4.1 The Manager shall use all reasonable efforts to cause the Fund's accountants to prepare and make timely filings of all tax returns and statements which the accountants determine must be filed on behalf of the Fund with any taxing authority. The Manager shall provide a copy of such returns and statements to each Member. Copies of such tax and information returns shall be kept at the principal office of the Fund or at such other place as the Manager shall determine and shall be available for inspection by the Members or their representatives during normal business hours.

                  10.4.2 The Manager may, in its discretion, make an election for Federal income tax purposes to the extent permitted by applicable law and regulations, as follows:

                            in case of a transfer of all or part of any Member's
                  Membership Interest, the Fund may elect in a timely manner pursuant to Section 754 of the Code and pursuant to corresponding provisions of applicable state and local tax laws to adjust the bases of the assets of the Fund pursuant to Sections 734 and 743 of the Code; and

                            all other elections required or permitted to be made
                  by the Fund shall be made in such a manner as the Manager, in consultation with the Fund's attorneys or the Fund's accountant, determine to be most favorable to the Members.

No Members shall take any action or refuse to take any action which would cause the Fund to forfeit the benefits of any tax election previously made or agreed to be made by the Fund.

             10.5 Tax Matters Member. Pursuant to Section 6231(a)(7)(A) of the Code, if applicable to the Fund, the Manager is hereby designated as the "Tax Matters Partner" or "TMP" of the Fund for all purposes of the Code and for the corresponding provision of any state or local statute. Each of the Members hereby consents to such designation and agrees to take any such further action as may be required by regulations or otherwise to effectuate such designation. The TMP is authorized and required to represent the Fund
(at the Fund's expense) in connection with all examinations of the Fund's affairs by any tax authorities, including resulting judicial and administrative proceedings, and to expend Fund funds for the services and costs associated therewith. The decisions of the TMP shall be final and binding as to all Members except to the extent that any Member files a statement not to be bound by a settlement pursuant to Code Section
6224(c)(3). The TMP shall furnish to the Members a copy of all notices or other written communications received by the TMP from the Internal Revenue Service or any state or local taxing authority (except such notices or communications as are sent directly to the Members).


                               ARTICLE ELEVEN
                        Indemnification and Insurance

             11.1 Right to Indemnification. Subject to the limitations and conditions provided for in this Article and the Act and absent a final judicial determination of fraud, willful misconduct or gross negligence, each Person (an "Indemnified Person") who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), or any appeal in such a Proceeding, by reason of the fact that he or she was or is a Member, officer of the Fund, Manager, officer or member of Manager, officer or member of the Advisory Board or he or she was or is the legal representative of or a manager, shareholder, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a Member, Manager or Advisory Board member, or was a signatory to the initial Certificate of Formation or the Amended and Restated Certificate of Formation filed with the Secretary of State, shall be held harmless, defended and indemnified by the Fund against any and all judgments, penalties (including excise and similar taxes and punitive damages), losses, damages, claims, fines, settlements, costs, and expenses (including, without limitation, reasonable attorneys' fees) as and when incurred, by such Indemnified Person in connection with such Proceeding to the fullest extent permitted by law. Any indemnity provided in this Agreement shall be paid out of Fund assets or insurance proceeds only and the foregoing shall not affect in any way the limitation on liabilities of a Sub-Fund to the assets of such Sub-Fund and if a matter giving rise to the indemnification obligations of this Section relates only to a particular Sub-Fund then only the assets of that Sub-Fund shall be available to satisfy such obligation. No Member shall be required to make a loan to satisfy the Fund's indemnity obligation.

             11.2 Limited Liability of Members. In the absence of a final judicial determination of fraud, willful misconduct or gross negligence, neither the Manager, its members, the Advisory Board, its members, or any other Indemnified Party shall be liable to any other Member or the Fund for any loss or damage of any nature (i) for any mistake in judgment, (ii) for any action taken or omitted to be taken, including any action taken or omitted to be taken by or for the Indemnified Party's own account, or (iii) for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent, provided that such broker or other agent shall have been selected, engaged or retained by the Manager or other Indemnified Party with reasonable care. The Manager may consult with legal counsel and accountants in respect of Fund affairs and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants, provided that they have been selected with reasonable care. In determining whether a Manager acted with the requisite degree of care, the Manager shall be entitled to rely on reports and written statements of the directors, officers and employees of a Portfolio Company.

             11.3 Survival. Indemnification under this Article shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article shall be deemed contract rights, and no amendment, modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

             11.4 Insurance. The Fund shall have the power to purchase and maintain insurance on behalf of any present or future Indemnified Party, or member of the Advisory Board (each an "Insured Party") against any liability asserted against such Insured Party by reason of actions or omissions or alleged actions or omissions taken or omitted to be taken by the Insured Party in connection with the Fund and its business and affairs (including insurance against liability for any breach or alleged breach of its fiduciary responsibilities), whether or not the Fund would have the power to indemnify such Insured Party against such liability under this Article.

                               ARTICLE TWELVE
                         Investment Representations

        Each Member hereby represents and warrants to, and agrees with, the Manager, the other Members, and the Fund as follows:
             12.1 Pre-existing Relationship or Experience. (i) Such Member has a preexisting personal or business relationship with the Fund or one or more of its officers or control persons or (ii) by reason of his or its business or financial experience, or by reason of the business or financial experience of his or its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Fund or any affiliate or selling agent of the Fund, such Member is capable of evaluating the risks and merits of an investment in the Membership Interest and of protecting his or its own interests in connection with this investment.

             12.2 No Advertising. Such Member has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.

             12.3 Investment Intent. Such Member is acquiring the Membership Interest for investment purposes for his or its own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.

             12.4 Accredited Investor. Such Member is an "accredited investor" as defined in Rule 501(c) promulgated by the Securities and Exchange
Commission (the "SEC").

             12.5 Treatment of Fund as Partnership. Such Member has not, and will not take any action, or fail to take any actions that would jeopardize the Fund's treatment as a partnership for federal and state income tax purposes.

             12.6 Economic Risk. Such Member is financially able to bear the economic risk of an investment in the Membership Interest, including the total loss thereof.

             12.7 No Registration of Membership Interest. Such Member acknowledges that the Membership Interest has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under any state securities laws, or any other applicable blue sky laws in reliance, in part, on his or her representations, warranties, and agreements herein.

             12.8 Membership Interest in Restricted Security. Such Member understands that the Membership Interest is a "restricted security" under the Securities Act in that the Membership Interest will be acquired from the Fund in a transaction not involving a public offering, and that the Membership Interest may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Membership Interest must be held indefinitely. In this connection, such Members understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of "restricted securities," including the requirement that the securities must be held for at least one
(1) year after purchase thereof from the Fund prior to resale and the condition that there be available to the public current information about the Fund under certain circumstances. He or she understands that the Fund has not made such information available to the public and has no present plans to do so.

             12.9 No Disposition in Violation of Law.

        Without limiting the representations set forth above, and without limiting Article Seven of this Agreement, such Member will not make any disposition of all or any part of the Membership Interest which will result in the violation by such Members or by the Fund of the Securities Act, any state securities laws, or any other applicable securities law. Without limiting the foregoing, such Member agrees not to make any disposition of all or any part of the Membership Interest unless and until:

                  12.9.1 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

                  12.9.2 Such Member has notified the Fund of the proposed disposition and has furnished the Fund with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Manager, he has furnished the Fund with a written opinion of counsel, reasonably satisfactory to the Manager, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities laws.

             12.10 Legends. Such Members understands that the certificates (if any) evidencing the Membership Interest may bear one or all of the following legends:

                  12.10.1 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE
OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND
FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO
THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.  ANY
TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT
TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN IN
THE COMPANY'S OPERATING AGREEMENT, A COPY OF WHICH IS ON FILE AT THE
PRINCIPAL OFFICE OF THE COMPANY."
                  12.10.2 Any legend required by applicable state securities laws.

             12.11 Investment Risk. Such Member acknowledges that the Membership Interest is a speculative investment which involves a substantial degree of risk of loss by such Member of such Member's entire investment in the Fund, that such Member understands and takes full cognizance of the risk factors related to the purchase of the Membership Interest, and that the Fund is newly organized and has no financial or operating history.

             12.12 Investment Experience. Such Member is an experienced investor in unregistered and restricted securities of speculative and high-risk ventures.

             12.13 Absence of Market. Such Member acknowledges that there are substantial restrictions on the transferability of the Membership
Interest pursuant to this Agreement, that there is no public market for the Membership Interest and none is expected to develop, and that, accordingly, it may not be possible for him or her to liquidate such Member's investment in the Fund.

             12.14 Information Reviewed. Such Member has received and reviewed such information such Member considers necessary or appropriate for deciding whether to purchase the Membership Interest. Such Member has had an opportunity to ask questions and receive answers from the Fund and its Manager regarding the terms and conditions of purchase of the Membership Interest and regarding the business, financial affairs, and other aspects of the Fund and has further had the opportunity to obtain all information (to the extent the Fund possesses or can acquire such information without unreasonable effort or expense) which he or she deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to such Member.

             12.15 No Representations By Fund. Neither any Manager, any agent or employee of the Fund or any Manager, or any other Person has at any time expressly or implicitly represented, guaranteed, or warranted to such Member that such Member may freely transfer the Membership Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Membership Interest, that past performance or experience on the part of the Manager, the Advisory Board, or their Affiliates or any other person in any way indicates the predictable results of the ownership of the Membership Interest or of the overall Fund business, that any cash distributions from Fund operations or otherwise will be made to the Members by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the Fund.

             12.16 Consultation with an Attorney. Such Member has been advised to consult with his or her own attorney regarding all legal matters concerning an investment in the Fund and the tax consequences of participating in the Fund, and has done so, to the extent such Member considers necessary.

             12.17 Tax Consequences. Such Member acknowledges that the tax consequences to such Member of investing in the Fund will depend on such Member's particular circumstances, and neither the Fund, the Manager, the Members, nor the partners, shareholders, members, managers, agents, officers, directors, employees, Affiliates, or consultants of any of them will be responsible or liable for the tax consequences to him or her of an investment in the Fund. Such Member will look solely to, and rely upon, such Member's own advisers with respect to the tax consequences of this investment.

             12.18 No Assurance of Tax Benefits. Such Member acknowledges that there can be no assurance that the Code or the Regulations will not be amended or interpreted in the future in such a manner so as to deprive the Fund and the Members of some or all of the tax benefits they might now receive, nor that some of the deductions claimed by the Fund or the allocations of items of income, gain, loss, deduction, or credit among the Members may not be challenged by the Internal Revenue Service.


                              ARTICLE THIRTEEN
                                Miscellaneous

        Each Member hereby represents and warrants to, and agrees with, the Manager, the other Members, and the Fund as follows:

             13.1 Notices. All notices, requests, demands and other communications hereunder shall be made in writing and shall be deemed to have been given if delivered by registered or certified mail, return receipt requested, postage and registry fees prepaid to the Members at the addresses set forth on the signature pages hereto. Any address may be changed by notice given to the Members, as aforesaid, by the party whose address for notice is to be changed.

             13.2 Separability. The invalidity or unenforceability of any provision in this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

             13.3 Interpretation; Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware, without reference to the rules governing the conflicts of laws.
The parties hereto consent to personal jurisdiction and venue in the State of Connecticut, County of Connecticut, with respect to any action or proceeding brought in connection with this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. The captions of sections of this Agreement have been inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

             13.4 Entire Agreement. The parties hereto agree that all understandings and agreements heretofore made among them are merged in this Agreement, which alone fully and completely expresses their agreement with respect to the subject matter hereof. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties hereto, other than as set forth in this Agreement and the Amended and Restated Certificate of Formation. All prior agreements among the parties are superseded by this Agreement, which integrates all promises, agreements, conditions and understandings among the parties with respect to the Fund and its properties.

             13.5 Counterparts; Effective Date. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. The signatures of any party to a counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

             13.6 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives.

             13.7 Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or deemed by the Members to be necessary or useful in furtherance of the Fund's purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

             13.8 Waiver. No consent or waiver, express or implied, by any Member or Manager to or of any breach or default by any other Member or Manager shall be deemed or construed to be a consent to or waiver of any other breach or default by such other Member or Manager. Failure on the part of a Member or Manager to complain of any act or failure to act of any other Member or Manager or to declare such other Member or Manager in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member or Manager of his or her rights hereunder.

             13.9 Additional Remedies. The rights and remedies of any Member or Manager hereunder shall not be mutually exclusive. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it limit or affect, any other rights in equity or any rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention of this paragraph to make clear the agreement of the parties hereto that their respective rights and obligations hereunder shall be enforceable in equity as well as at law.

             13.10 No Reliance by Third Parties. The provisions of this Agreement are not for the benefit of any creditor or other Person other than a Member to whom any losses, debts, claims, expenses or encumbrances are owed by, or who otherwise has any claim against, the Fund, any Member or any Manager, and no creditor or other Person shall obtain any rights under this Agreement, or shall be able to make any claim in respect of any debts, liabilities or obligations against the Fund, any Member or any Manager.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first written above.




SERIES A FUND MEMBERS:
SERIES B FUND MEMBERS:



Jackpot Enterprises, Inc.


By:
        Name:
        Title:

Gilbert Global Equity
Partners, L.P.


By:
        Name:
        Title:






        Louis V. Gerstner, III

Gilbert Global Equity Partners
(Bermuda), L.P.


By:___________________________
_
        Name:
        Title:



GLOBAL PE HOLDINGS, LTD.


By:
        Name:
        Title:

GGEP/GECC Equity Partners,
L.P.


By:___________________________
_
        Name:
        Title:















MANAGER:

J Net Fund Venture Partners,
LLC


By:________________________

        Name:
        Title:





                                  EXHIBIT A
                AMENDED AND RESTATED CERTIFICATE OF FORMATION